EXHIBIT 21.1

Subsidiaries of the Company

Name	State of Other Jurisdiction of Incorporation	Other Name, if Any, the Subsidiary Does Business Under
Nati Gas Company ...............................................................	Ohio
New Century Metals, Inc. ....................................................	Ohio
New Century Metals Southeast, Inc. ....................................	Delaware	RTI LA
Remmele Holding, Inc. ........................................................	Delaware
RTI - Reamet, S.A.S. ............................................................	France
RMI Delaware, Inc. ..............................................................	Delaware
RMI Titanium Company, LLC .............................................	Ohio	RTI Niles; RTI Alloys
RTI Advanced Forming, Inc. ................................................	Missouri	RTI Tradco
RTI Advanced Forming, Ltd. ...............................................	United Kingdom
RTI Asia, G.K. ......................................................................	Japan
RTI Capital, LLC .................................................................	Delaware
RTI-Claro Inc. ......................................................................	Quebec
RTI Directed Manufacturing, Inc. ........................................	California
RTI Extrusions, Inc. .............................................................	Ohio	RTI Fabrication
RTI Extrusions Europe [Holdings] Limited .........................	United Kingdom
RTI Extrusions Europe Limited ...........................................	United Kingdom
RTI Finance Corp. ................................................................	Ohio
RTI Hamilton, Inc. ...............................................................	Ohio
RTI Energy Systems, Inc. .....................................................	Ohio
RTI Europe Ltd. ...................................................................	United Kingdom
RTI Fabrication and Distribution, Inc. .................................	Ohio
RTI International Metals Ltd. ...............................................	United Kingdom
RTI Martinsville, Inc. ...........................................................	Ohio
RTI Remmele Engineering, Inc. ...........................................	Minnesota
RTI Remmele Medical, Inc. .................................................	Minnesota